Chase Bank, Trustee                          Determination Date:       02-Jan-02
Manufactured Housing Contracts               Remittance Date:          07-Jan-02
Senior/Subordinated Pass-Through
Certificates Series 2001 B                   For the Period Ended:     25-Dec-01
                                             Lock-Out Date:               Sep-06

Information for Clauses (a) through (s), Section 7.01 -
                                                                      Class I A-1     Class I A-2      Class I A-3       Class I A-4
 (a)  Class I A and Class I B Distribution Amounts                   5,357,277.86      387,750.00       252,416.67        546,150.00

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due                                      497,702.00
      (b) Partial Prepayments Received                                 168,359.98
      (c) Principal Payments in Full (Scheduled Balance)             4,544,964.98
      (d) Liquidated Contract Scheduled Balance                              0.00
      (e) Section 3.05 Purchase Scheduled Balance                            0.00
      (f) Previously Undistributed Shortfalls in (a) through (e)             0.00
                                                                    -------------   -------------    -------------     -------------
Total Principal Distribution                                         5,211,026.96            0.00             0.00              0.00


 (c)  Interest Distribution                                            146,250.90      387,750.00       252,416.67        546,150.00
      Unpaid Interest Shortfall                                              0.00            0.00             0.00              0.00
                                                                    -------------   -------------    -------------     -------------
Total Interest Distribution                                            146,250.90      387,750.00       252,416.67        546,150.00


 (d)  Beginning Class I A and Class I B Principal Balance           78,857,690.00   90,000,000.00    52,000,000.00     99,000,000.00
      Less: Principal Distribution                                   5,211,026.96            0.00             0.00              0.00
                                                                    -------------   -------------    -------------     -------------
      Remaining Class A and Class B Principal Balance               73,646,663.04   90,000,000.00    52,000,000.00     99,000,000.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                            401,935.09         (h)          Pool Factor
      Section 8.06 Reimbursement Amount                                      0.00     Class I A-1       0.79189960
      Section 6.02 Reimbursement Amount                                    267.28     Class I A-2       1.00000000
      Reimbursable Fees                                                      0.00     Class I A-3       1.00000000
                                                                    -------------     Class I A-4       1.00000000
 Total Fees Due Servicer                                               402,202.37     Class I A-5       1.00000000
                                                                                      Class I M-1       1.00000000
                                                                                      Class I B-1       1.00000000
                                                                                      Class I B-2       1.00000000

Information for Clauses (a) through (s), Section 7.01 -
                                                                      Class I A-5     Class I M-1      Class I B-1       Class I B-2
 (a)  Class I A and Class I B Distribution Amounts                      98,600.00       96,133.33        87,033.33        129,358.33

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                    -------------   -------------    -------------     -------------
Total Principal Distribution                                                 0.00            0.00             0.00              0.00


 (c)  Interest Distribution                                             98,600.00       96,133.33        87,033.33        129,358.33
      Unpaid Interest Shortfall                                              0.00            0.00             0.00              0.00
                                                                    -------------   -------------    -------------     -------------
Total Interest Distribution                                             98,600.00       96,133.33        87,033.33        129,358.33


 (d)  Beginning Class I A and Class I B Principal Balance           17,000,000.00   16,000,000.00    14,000,000.00     19,000,000.00
      Less: Principal Distribution                                           0.00            0.00             0.00              0.00
                                                                    -------------   -------------    -------------     -------------
      Remaining Class A and Class B Principal Balance               17,000,000.00   16,000,000.00    14,000,000.00     19,000,000.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                      Original Balance          Rate
      Section 8.06 Reimbursement Amount                             93,000,000.00         2.1538%
      Section 6.02 Reimbursement Amount                             90,000,000.00         5.1700%
      Reimbursable Fees                                             52,000,000.00         5.8250%
                                                                    99,000,000.00         6.6200%
 Total Fees Due Servicer                                            17,000,000.00         6.9600%
                                                                    16,000,000.00         7.2100%
                                                                    14,000,000.00         7.4600%
                                                                    19,000,000.00         8.1700%

Information for Clauses (a) through (s), Section 7.01 -

 (a)  Class I A and Class I B Distribution Amounts

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)

Total Principal Distribution
                                                                   1,743,692.56

 (c)  Interest Distribution                                        2,776,783.88
      Unpaid Interest Shortfall

Total Interest Distribution
                                                                                            When
 (d)  Beginning Class I A and Class I B Principal Balance                                     380,646,663.04
      Less: Principal Distribution                                 5,211,026.96             is less than
                                                                                              400,000,000.00
      Remaining Class A and Class B Principal Balance                                                   0.10
                                                                                               40,000,000.00
 (e)  Fees Due Servicer                                                                     We can prepay
      Monthly Servicing Fee                                                         Rate
      Section 8.06 Reimbursement Amount                               Class A-1    2.154%      78,857,690.00     1,698,397
      Section 6.02 Reimbursement Amount                               Class A-2    5.170%      90,000,000.00     4,653,000
      Reimbursable Fees                                               Class A-3    5.825%      52,000,000.00     3,029,000
                                                                      Class A-4    6.620%      99,000,000.00     6,553,800
 Total Fees Due Servicer                                              Class A-5    6.960%      17,000,000.00     1,183,200
                                                                      Class A-6    7.210%      16,000,000.00     1,153,600
                                                                      Class B-1    7.460%      14,000,000.00     1,044,400
                                                                      Class B-2    8.170%      19,000,000.00     1,552,300

                                                                                              385,857,690.00    20,867,697    5.41%

Chase Bank, Trustee                          Determination Date:       02-Jan-02
Manufactured Housing Contracts               Remittance Date:          07-Jan-02
Senior/Subordinated Pass-Through
Certificates Series 2001 B                   For the Period Ended:     25-Dec-01
                                             Lock-Out Date:               Sep-06

                                                                     Unpaid                                                Unpaid
                                                      No. of        Principal     Delinquency as of            No. of     Principal
 (f)  Delinquency as of the Due Period              Contracts        Balance      Calendar Month End          Contracts    Balance
        31-59 Days Delinquent                           287        10,545,276   31-59 Days Delinquent            126      4,187,579
        60-89 Days Delinquent                            57         2,137,263   60-89 Days Delinquent             34      1,185,188
        90+ Days Delinquent                              50         2,304,096   90+ Days Delinquent               32      1,634,707

      3-Month Avg Thirty-Day Delinquency Ratio  3.30%                           3-Month Avg Thirty-Day Delinquency Ratio       1.64%
      3-Month Avg Sixty-Day Delinquency Ratio   0.92%                           3-Month Avg Sixty-Day Delinquency Ratio        0.58%


 (g)  Section 3.05 Repurchases                                           0.00

 (i)  Class R Distribution Amount                                1,033,091.32         Acquisition Loss Amount
      Reposession Profits                                                0.00
                                                                                Current Month Acquisition Loss Amount        29,966
 (j)  Principal Balance of Contracts in Repossession             1,241,699.27   Cumulative Acquisition Loss Amount           32,868

 (k)  Aggregate Net Liquidation Losses                                   0.00   Current Realized Loss Ratio                    0.03%
                                                                                Cumulative Realized Loss Ratio                 0.01%
 (l)  (x) Class B-2 Formula Distribution Amount                    129,358.33
      (y) Remaining Amount Available                             1,162,449.65
                                                                 ------------
      Amount of (x) over (y)                                             0.00

 (m)  Class B-2 Liquidation Loss Amount                                  0.00

 (n)  Guarantee Payment                                                  0.00

 (o)  Unadvanced Shortfalls                                              0.00

                                                      No.       $
 (p)  Units repossessed                               12           493,656.90

 (q)  Principal Prepayments paid                                 4,713,324.96

 (r)  Scheduled Principal Payments                                 497,702.00

 (s)  Weighted Average Interest Rate                                    10.41%

Chase Bank, Trustee                          Determination Date:       02-Jan-02
Manufactured Housing Contracts               Remittance Date:          07-Jan-02
Senior/Subordinated Pass-Through
Certificates Series 2001 B                   For the Period Ended:     25-Dec-01
                                             Lock-Out Date:               Sep-06

                  Computation of Available Distribution Amount
(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt          7,357,823.80
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st    1,270,534.85

(ii)  Monthly Advance made                                                      0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                       8,701.16
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st                 1,451.75
(v)  Principal due Holders                                                      0.00
Less:
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-Vanderbilt                          211,702.20
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-SubServicer-21st                     36,796.15
(ii) Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                    0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                      0.00
   (iii) Monthly Servicing Fee                                            401,935.09
   (iv)  Reimbursable Liquidation Expenses                                    267.28
   (v)   Section 6.04 (c) reimbursement                                         0.00
   (vi)  Section 8.06 reimbursement                                             0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                  0.00

Total Due Servicer                                                        402,202.37

Available Distribution Amount-Vanderbilt                                6,752,620.39
Available Distribution Amount-SubServicer-21st                          1,235,190.45
To Class A and B                                                        6,954,719.52

Monthly Excess Cashflow                                                 1,033,091.32

Weighted Average Remaining Term (months)                                      229.00

           Scheduled Balance Computation

           Prior Month Balance                                        385,857,690.00


           Current Balance                         380,763,564.86
                     Adv Principal                      50,217.71
                     Del Principal                     167,119.53
           Pool Scheduled Balance                                     380,646,663.04


           Principal Payments in Full                4,544,964.98
           Partial Prepayments                         168,359.98

           Scheduled Principal                         497,702.00

           Collateral Balance                                         380,763,564.86